                                   EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Brunswick Technologies, Inc. on Forms S-8 (File Nos. 333-36921 and 333-47915) of our report dated February 20, 1998, except for Note 14 as to which the date is March 2, 1998, on our audits of the consolidated financial statements of Brunswick Technologies, Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

                                                    /s/ Coopers & Lybrand L.L.P.
                                                    ----------------------------

Portland, Maine
March 30, 1998